EXHIBIT 3.1

~~THIRD~~FOURTH AMENDED AND RESTATED
BY-LAWS

OF

PRIMERICA, INC.

A Delaware corporation

Effective ~~March 1~~February 20, ~~2023~~2026

ARTICLE I

OFFICES

Section 1.Registered Office 1

Section 2.Other Offices 1

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.Place of Meetings 1

Section 2.Annual Meetings 1

Section 3.Special Meetings ~~2~~1

Section 4.Notice ~~2~~5

Section 5.Nature of Business at Meetings of Stockholders ~~2~~5

Section 6.Nomination of Directors ~~4~~7

Section 7.Proxy Access ~~8~~10

Section 8.Adjournments ~~16~~18

Section 9.Quorum ~~17~~18

Section 10.Voting ~~17~~18

Section 11.Proxies ~~17~~18

Section 12.Consent of Stockholders in Lieu of Meeting ~~18~~19

Section 13.List of Stockholders Entitled to Vote ~~19~~20

Section 14.Record Date ~~19~~20

Section 15.Stock Ledger ~~20~~21

Section 16.Conduct of Meetings ~~20~~21

Section 17.Inspectors of Election 21

ARTICLE III

DIRECTORS

Section 1.Election of Directors ~~21~~22

Section 2.Vacancies ~~22~~22

Section 3.Duties and Powers ~~22~~23

Section 4.Chairman of the Board of Directors ~~22~~23

Section 5.Lead Independent Director ~~22~~23

Section 6.Meetings 23

Section 7.Organization 23

Section 8.Resignations and Removals of Directors ~~23~~24

Section 9.Quorum 24

Section 10.Actions of the Board by Written Consent 24

Section 11.Meetings by Means of Conference Telephone ~~24~~25

Section 12.Committees 25

Section 13.Compensation 25

(continued)

ARTICLE IV

OFFICERS

Section 1.General 25

Section 2.Election 26

Section 3.Voting Securities Owned by the Corporation 26

Section 4.Chief Executive Officer 26

Section 5.President ~~27~~26

Section 6.Vice Presidents 27

Section 7.Corporate Secretary 27

Section 8.Treasurer 28

Section 9.Assistant Corporate Secretaries 28

Section 10.Assistant Treasurers 28

Section 11.Other Officers ~~29~~28

Section 12.Duties of Officers ~~29~~28

ARTICLE V

STOCK

Section 1.Shares of Stock 29

Section 2.Lost Certificates 29

Section 3.Transfers ~~30~~29

Section 4.Signatures 30

Section 5.Dividend Record Date 30

Section 6.Record Owners 30

Section 7.Transfer and Registry Agents ~~31~~30

ARTICLE VI

NOTICES

Section 1.Notices ~~31~~30

Section 2.Waivers of Notice 31

ARTICLE VII

GENERAL PROVISIONS

Section 1.Dividends ~~32~~31

Section 2.Disbursements ~~32~~31

Section 3.Fiscal Year ~~32~~31

Section 4.Corporate Seal 32

Section 5.Facsimile Signatures ~~33~~32

(continued)

ARTICLE VIII

INDEMNIFICATION

Section 1.Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation ~~33~~32

Section 2.Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation ~~33~~32

Section 3.Authorization of Indemnification ~~34~~33

Section 4.Good Faith Defined ~~34~~33

Section 5.Indemnification by a Court ~~34~~33

Section 6.Expenses Payable in Advance ~~35~~34

Section 7.Nonexclusivity of Indemnification and Advancement of Expenses ~~35~~34

Section 8.Insurance ~~35~~34

Section 9.Certain Definitions ~~36~~34

Section 10.Survival of Indemnification and Advancement of Expenses ~~36~~35

Section 11.Limitation on Indemnification ~~36~~35

Section 12.Indemnification of Employees and Agents ~~36~~35

ARTICLE IX

AMENDMENTS

Section 1.Amendments ~~37~~35

Section 2.Entire Board of Directors ~~37~~35

~~THIRD~~ FOURTH AMENDED AND RESTATED BY-LAWS

OF

PRIMERICA, INC.

(hereinafter called the “Corporation”)

article i

OFFICES

Section 1. Registered Office.

The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices.

The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings.

Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware (the “GCL”).

Section 2. Annual Meetings.

The annual meeting of stockholders (each, an “Annual Meeting”) for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Any other proper business may be transacted at the Annual Meeting.

Section 3. Special Meetings.

(a) General.

(i) Except as otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), special meetings of stockholders (each, a “Special Meeting”) may be called, for any purpose or purposes,by any of:(~~i~~A) the Chairman of the Board of Directors~~,~~; (~~ii~~B) the Chief Executive Officer~~,~~; or (~~iii~~C) any officer of the Corporation at the request in writing of (~~a~~1) the Board of Directors or (~~b~~2) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings ~~Except as otherwise provided in this Section 3 of this Article II, the ability of~~. For the avoidance of doubt, the Board of Directors shall be permitted to submit matters to the stockholders ~~to call a~~at anySpecial Meeting ~~is hereby specifically denied. A request to call a Special Meeting shall state the purpose or purposes of the proposed meeting. At a Special Meeting, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).~~requested by the stockholders pursuant to Section 3(b) of this Section II.

(ii) At a Special Meeting, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

(b) Special Meeting Requested by Stockholders.

(i) Subject to compliance with this Section 3(b) of this Article II and any other applicable provisions of these By-Laws, a Special Meeting shall be called by the Board of Directors upon written request to the Corporate Secretary (each, a “Special Meeting Request”), of one or more stockholders of record of shares of stock of the Corporation who “own” (as defined in Section 7(c)(iv) of this Article II), or if such Special Meeting Request is made by such stockholder on behalf of one or more beneficial owners, such beneficial owners who own, in the aggregate not less than a majority of the voting power of all the shares of stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Requisite Percentage”) as of the date the Special Meeting Request is delivered to the Corporate Secretary and for the twelve (12) months preceding such date.

(ii) A Special Meeting Request: (A) must be signed and dated by each stockholder of record of shares of stock of the Corporation, or a duly authorized agent of such stockholder, requesting the Special Meeting (each, a “Requesting Stockholder”); (B) must be delivered to or mailed and received by the Corporate Secretary at the principal executive offices of the Corporation; and (C) must comply with this Section 3(b) of this Article II and, as applicable, Section 5 of this Article II (in connection with any business other than nominations for election to the Board of Directors) and Section 6 of this Article II (in connection with nominations for election to the Board of Directors).

(iii) A Special Meeting Request shall include: (A) a statement of the specific purpose or purposes of, and the matters proposed to be acted on at, the Special Meeting (including, as to each matter that the Requesting Stockholders seek to bring before the Special Meeting, a brief description of such matter, the specific text of any resolutions or actions proposed for consideration and, if such business includes a proposal to amend the Certificate of Incorporation or these By-Laws, the specific language of the proposed amendment), the reasons for conducting such business at the Special Meeting and any material interest that the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is made, have in the proposal or business; (B) all the information required to be set forth in a stockholder’s notice under Section 5 of this Article II (in connection with business other than nominations for election to the Board of Directors) and under Section 6 of this Article II (in connection with nominations for election to the Board of Directors), as applicable, which information the Requesting Stockholders are obligated to update and supplement in accordance with the provisions of Section 5 of this Article II and Section 6 of this Article II, as applicable, as if a stockholder’s notice thereunder; (C) an acknowledgement by the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is made, that (1) a disposition of shares of the Corporation’s stock owned of record or beneficially as of the date on which the Special Meeting Request in respect of such shares is delivered to the Corporate Secretary that is made at any time prior to the Special Meeting shall constitute and be deemed a revocation of such Special Meeting Request with respect to such disposed shares, and an agreement by the Requesting Stockholders and such beneficial owners to notify the Corporation promptly upon any such disposition, and (2) the Special Meeting Request shall be deemed to be revoked, and any Special Meeting scheduled in response may be canceled, if the shares of the Corporation’s stock owned by the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is made do not represent ownership of at least the Requisite Percentage at all times between the date on which the Special Meeting Request is received by the Corporate Secretary and the date of such Special Meeting; and (D) documentary evidence that the Requesting Stockholders or the beneficial owners, if any, on whose behalf the Special Meeting Request is being made own the Requisite Percentage as of the date of such written request to the Corporate Secretary and have owned the Requisite Percentage for the twelve (12) months preceding such date; provided, however, that if the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with any Special Meeting Request, such documentary evidence must be delivered to the Corporate Secretary within ten (10) days after the date on which such Special Meeting Request is delivered to the Corporate Secretary) that the beneficial owners on whose behalf the Special Meeting Request is being made own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Corporate Secretary and for such twelve (12)-month period. In addition, the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made, shall promptly provide any other information reasonably requested by the Corporation.

(iv) Special Meetings shall be held on such date, time and place, if any, within or without the State of Delaware, as may be designated by the Board of Directors; provided, however, that in the case of a Special Meeting requested by stockholders, the date of any such Special Meeting shall not be more than ninety (90) days after the date that a Special Meeting Request that satisfies the requirements of these By-Laws is received by the Corporate Secretary. The Board of Directors shall also set a record date for the determination of stockholders entitled to vote at a Special Meeting requested by stockholders in the manner set forth in Section 2.14 of this Article II. Each Requesting Stockholder and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made, are required to update, and deliver to the Corporate Secretary at the principal executive offices of the Corporation, the documentary evidence required by Section 3(b)(iii)(D) of this Article II as of a date within ten (10) days after such record date for, and as of a date within three (3) business days before the date of, such Special Meeting. The Board of Directors may adjourn, postpone, reschedule or, if in accordance with these By-Laws, cancel any Special Meeting requested by stockholders that is previously scheduled pursuant to this Section 3(b) of this Article II.

(v) Notwithstanding the foregoing provisions of this Section 3(b) of this Article II, the Board of Directors shall not be required to call a Special Meeting requested by stockholders, and such a Special Meeting shall not be held, if: (A) the Special Meeting Request does not comply with this Section 3(b) of this Article II and each other applicable requirement of these By-Laws; (B) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, the Certificate of Incorporation or these By-Laws; (C) the Special Meeting Request is received by the Corporate Secretary during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding Annual

Meeting and ending on the date of the next Annual Meeting; (D) an Annual Meeting or Special Meeting that included an identical or substantially similar item of business (“Similar Business”) was held not more than one-hundred twenty (120) days before the date the that the Special Meeting Request was received by the Corporate Secretary; (E) the Board of Directors has called or calls for an Annual Meeting or a Special Meeting to be held within ninety (90) days after the date that the Special Meeting Request is received by the Corporate Secretary and the business to be conducted at such meeting includes the Similar Business; (F) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, or other applicable law; or (G) any information submitted pursuant to this Section 3(b) of this Article II by or on behalf of any Requesting Stockholder or beneficial owner is inaccurate in any material respect. For purposes of this Section 3(b) of this Article II, the nomination, election or removal of directors shall be deemed to be Similar Business with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors. The Board of Directors shall determine in good faith whether the requirements set forth in this Section 3(b) of this Article II have been satisfied.

(vi) In determining whether a Special Meeting has been requested by the stockholders of record of shares of stock of the Corporation representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Corporate Secretary will be considered together only if: (A) each Special Meeting Request identifies substantially the same purpose or purposes of the Special Meeting and substantially the same matters proposed to be acted on at the Special Meeting (in each case as determined in good faith by the Board of Directors); and (B) such Special Meeting Requests have been dated and delivered to the Corporate Secretary within thirty (30) days of the earliest dated Special Meeting Request identifying substantially the same purpose or purposes.

(vii) A Requesting Stockholder may revoke a request for a Special Meeting at any time by written revocation delivered to the Corporate Secretary at the principal executive offices of the Corporation and if, following such revocation or any deemed revocation of a Special Meeting Request as contemplated by Section 3(b)(iii)(C) of this Article II, there are outstanding un-revoked requests from Requesting Stockholders holding less than the Requisite Percentage, then the Board of Directors may choose not to call, or may cancel the Special Meeting, with respect to the business to be conducted pursuant to the Special Meeting Request, in each case in the sole and final discretion of the Board of Directors. If none of the Requesting Stockholders appears or sends a duly authorized agent to present the business to be presented for consideration that was specified in the relevant Special Meeting Request, then the Corporation need not present such business for a vote at such Special Meeting regardless of whether proxies have been solicited with respect to such matters.

(viii) Business conducted at a Special Meeting requested by stockholders pursuant to this Section 3(b) of this Article II shall be limited to matters described in the applicable Special Meeting Request and set forth in the notice of such Special Meeting; provided, however, that the Board of Directors shall have the authority in its sole and final discretion to submit additional matters in the notice for such Special Meeting and to cause other business to be transacted at such Special Meeting.

Section 4. Notice.

A written notice of any meeting of stockholders shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting.

Section 5. Nature of Business at Meetings of Stockholders.

Only such business (other than nominations for election to the Board of Directors, which must comply with Section 6 of this Article II and, if applicable, Section 7 of this Article II) may be transacted at an Annual Meeting or Special Meeting as is (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting or Special Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the Annual Meeting or Special Meeting by any stockholder of the Corporation (i) who was a stockholder of record on the date of the giving of the notice provided for in this Section 5 of this Article II and on the date of such Annual Meeting or Special Meeting, (ii) who is entitled to vote at such Annual Meeting or Special Meeting and (iii) who complies with the notice procedures set forth in this Section 5 of this Article II.

Notwithstanding the foregoing, at a Special Meeting, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting or Special Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Corporate Secretary of the Corporation.

To be timely, a stockholder's notice of business (other than a Special Meeting Request for a Special Meeting pursuant to Section 3(b) of this Article II and other than nominations of persons for election to the Board of Directors, which must be made in compliance with and is governed by Section 6 of this Article II and, if applicable, Section 7 of this Article II) to the Corporate Secretary must be delivered to or mailed and received by the Corporate Secretary at the principal executive offices of the Corporation in the case of (a) an Annual Meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) a Special Meeting, not less than ninety (90) days prior to the date on which the Special Meeting is proposed to be held. In no event shall the adjournment or postponement of an Annual Meeting or Special Meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

To be in proper written form, a stockholder’s notice to the Corporate Secretary (including a Special Meeting Request for a Special Meeting pursuant to Section 3(b) of this Article II) must set forth the following information: (a) as to each matter such stockholder proposes to bring before the Annual Meeting or Special Meeting, a brief description of the business desired to be brought before the Annual Meeting or Special Meeting (including the specific text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend the Certificate of Incorporation or these By-Laws, the specific language of the proposed amendment) and the reasons for conducting such business at the Annual Meeting or Special Meeting, and (b) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and address of such person, as they appear on the Corporation's books (and, if different from the Corporation's books, the name and residence address of such person), (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name and address of each nominee holder of shares of all stock of the Corporation owned beneficially, but not of record, by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (iii) a description of all agreements, arrangements or understandings (whether written or oral and including financial transactions and direct or indirect compensation) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting or Special Meeting to bring such business before the meeting; and (v) any other information relating to such person or any affiliates or associates of such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) by such person with respect to the proposed business to be brought by such person before the Annual Meeting pursuant to Section 14 of the ~~Securities~~ Exchange Act ~~of 1934, as amended (the “Exchange Act”)~~, and the rules and regulations promulgated thereunder.

A stockholder providing notice of business proposed to be brought before an Annual Meeting or Special Meeting (including, with respect to a Special Meeting, a Requesting Stockholder submitting a Special Meeting Request pursuant to Section 3(b) of this Article II) shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 5 of this Article II shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting or Special Meeting and such update and supplement shall be delivered to or be mailed and received by the Corporate Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the Annual Meeting or Special Meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the Annual Meeting or Special Meeting or any adjournment or postponement thereof.

No business shall be conducted at the Annual Meeting or Special Meeting, except business brought before the Annual Meeting or Special Meeting in accordance with the procedures set forth in this Section 5 of this Article II; provided, however, that, once business has been properly brought before the Annual Meeting or Special Meeting in accordance with such procedures, nothing in this Section 5 of this Article II shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an Annual Meeting or Special Meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Nothing contained in this Section 5 of this Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law). In addition to any requirements set forth herein, stockholders must comply with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

Section 6. Nomination of Directors.

Except as provided in the Certificate of Incorporation, only persons who are nominated in accordance with the procedures set forth in this Section 6 of this Article II and, if applicable, Section 7 of this Article II shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting: (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof); (b) by any stockholder of the Corporation: (i) who was a stockholder of record on the date of the giving of the notice provided for in this Section 6 of this Article II and on the date of such Annual Meeting, (ii) who is entitled to vote at such Annual Meeting, and (iii) who complies with the notice procedures set forth in this Section 6 of this Article II; or (c) in the case of stockholder nominations of persons for election to the Board of Directors to be included in the Corporation’s proxy statement for such Annual Meeting, by any Eligible Holder (as defined in Section 7(c) of this Article II) who satisfies the requirements set forth in Section 7 of this Article II. For nominations of persons for election to the Board of Directors to be properly brought before an Annual Meeting by a stockholder pursuant to clause (c) of this paragraph, the stockholder must have given timely notice thereof in writing to the Corporate Secretary in accordance with Section 7 of this Article II and all other requirements of Section 7 of this Article II must be satisfied.

Nominations of persons for election to the Board of Directors may be made at any Special Meeting called for the purpose of electing directors: (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (b) by any stockholder of the Corporation: (i) who was a stockholder of record on the date of the giving of the notice provided for in this Section 6 of this Article II and on the date of such Special Meeting, (ii) who is entitled to vote at such Special Meeting, and (iii) who complies with the notice procedures set forth in this Section 6 of this Article II. Nominations of persons for election to the Board of Directors may be made by stockholders at any Special Meeting called in accordance with Section 3.3(b) of this Article II if the nominees are named in the Special Meeting Request for such Special Meeting and the requirements of Section 3.3(b) of this Article II have been satisfied in connection therewith.

Without qualification, in addition to a stockholder complying with the requirements of Rule 14a-19 under the Exchange Act and any other applicable requirements, for a nomination to be made by a stockholder pursuant to this Section 6 of this Article II, such stockholder must have given timely notice thereof in proper written form to the Corporate Secretary of the Corporation as required by this Section 6 of this Article II.

To be timely, a stockholder's notice to the Corporate Secretary (other than a Special Meeting Request for a Special Meeting pursuant to Section 3(b) of this Article II) must be delivered to or mailed and received at the principal executive offices of the Corporation in the case of (a) an Annual Meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) a Special Meeting called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting and of the nominees proposed by the Board of Directors to be elected at such Special Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting or a Special Meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

To be in proper written form, a stockholder’s notice to the Corporate Secretary (including a Special Meeting Request for a Special Meeting pursuant to Section 3(b) of this Article II) must set forth the following information: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially, but not of record, by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved) pursuant to Section 14 of the Exchange Act (or any successor provision of law), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (i) the name and record address of such person, as they appear on the Corporation's books (and, if different from the Corporation's books, the name and residence address of such person); (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name and address of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (iii) a description of all agreements, arrangements or understandings (whether written or oral and including financial transactions and direct or indirect compensation) between such person, or any affiliates or associates of such person, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting or Special Meeting to nominate the persons named in its notice; (v) a representation whether such stockholder or beneficial owner intends or is part of a group which intends to solicit proxies or votes in support of any director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act; and (vi) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for a contested election of directors (even if an election contest or proxy contest is not involved) pursuant to Section 14 of the Exchange Act (or any successor provision of law), and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee, to be included in the proxy materials relating to the applicable meeting of stockholders and to serve as a director if elected.

A stockholder providing notice of any nomination proposed to be made at an Annual Meeting or Special Meeting (including, with respect to a Special Meeting, a Requesting Stockholder submitting a Special Meeting Request pursuant to Section 3(b) of this Article II ) shall further update and supplement such notice(including such Special Meeting Request), if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 6 of this Article II shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting or Special Meeting, and such update and supplement shall be delivered to or be mailed and received by the Corporate Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such Annual Meeting or Special Meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date of such Annual Meeting or Special Meeting, or any adjournment or postponement thereof.

Notwithstanding anything to the contrary in these By-Laws, unless otherwise required by law, if any stockholder: (a) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee for election to the Board of Directors, and (b) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting of stockholders, reasonable evidence that such person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 6 of this Article II and, if applicable, Section 7 of this Article II. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Notwithstanding any provision of this Section 6 of this Article II to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the anniversary date of the immediately preceding Annual Meeting, a stockholder's notice to the Corporate Secretary required by this Section 6 of this Article II shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

Section 7. Proxy Access.

(a) Inclusion of Nominees in Proxy Statement. Subject to the provisions of this Section 7 of this Article II, if expressly requested in the relevant Proxy Access Notice (as defined in Section 7(d) of this Article II), the Corporation shall include in its proxy statement for any Annual Meeting (but not any Special Meeting):

(i) the names of any person or persons nominated for election (each, a “Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Holder or group of up to twenty (20) Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board of Directors, all applicable conditions and complied with all applicable procedures set forth in this Section 7 of this Article II (such Eligible Holder or group of Eligible Holders being a “Nominating Stockholder”);

(ii) disclosure about each Nominee and the Nominating Stockholder as required under the rules of the Securities and Exchange Commission (“SEC”) or other applicable law to be included in the proxy statement;

(iii) any statement included by the Nominating Stockholder in the Proxy Access Notice for inclusion in the proxy statement in support of each Nominee’s election to the Board of Directors (subject, without limitation, to Section 7(e)(ii) of this Article II), if such statement does not exceed 500 words and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 under the Exchange Act (or any successor rule) (the “Supporting Statement”); and

(iv) any other information that the Corporation or the Board of Directors determines, in its discretion, to include in the proxy statement relating to the nomination of each Nominee, including any statement in opposition to the nomination, any of the information provided pursuant to this Section 7 of this Article II and any solicitation materials or related information with respect to a Nominee.

(b) Maximum Number of Nominees.

(i) The Corporation shall not be required to include in the proxy statement for an Annual Meeting more Nominees than that number of directors constituting the greater of: (A) two (2) or (B) twenty percent (20%) of the total number of directors of the Corporation on the last day on which a Proxy Access Notice may be submitted pursuant to this Section 7 of this Article II (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular Annual Meeting shall be reduced by: (1) the number of Nominees who are subsequently withdrawn or who the Board of Directors itself decides to nominate for election at such Annual Meeting (including any person who is or will be nominated by the Board of Directors pursuant to any agreement or understanding with one or more stockholders to avoid such person being formally proposed as a Nominee); and (2) the number of incumbent directors who had been Nominees under this Section 7 of this Article II with respect to any of the preceding two (2) Annual Meetings and whose reelection at the upcoming Annual Meeting is being recommended by the Board of Directors (including any person who was nominated by the Board of Directors pursuant to any agreement or understanding with one or more stockholders to avoid such person being formally proposed as a Nominee). In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Proxy Access Notice as set forth in Section 7(d) of this Article II but before the date of the Annual Meeting, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(ii) If the number of Nominees pursuant to this Section 7 of this Article II for any Annual Meeting exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the size (largest to smallest) of the ownership position as disclosed in each Nominating Stockholder’s Proxy Access Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Nominee. If, after the deadline for submitting a Proxy Access Notice as set forth in Section 7(d) of this Article II, a Nominating Stockholder or a Nominee ceases to satisfy the eligibility requirements set forth in this Section 7 of this Article II, a Nominating Stockholder withdraws its nomination or a Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation: (A) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement Nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (B) may otherwise communicate to its stockholders, including by amending or supplementing its proxy statement or ballot or form of proxy, that a Nominee will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the Annual Meeting.

(c) Eligibility of Nominating Stockholder.

(i) An “Eligible Holder” is a person who has either (A) been a record holder of the shares of common stock of the Corporation used to satisfy the eligibility requirements in this Section 7(c) of this Article II continuously for the three-year period specified in Section 7(c)(ii) of this Article II or (B) provides to the Corporate Secretary, within the time period referred to in Section 7(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that satisfies the requirements as established by the SEC for a stockholder proposal under Rule 14a-8 under the Exchange Act (or any successor rule).

(ii) An Eligible Holder or group of up to twenty (20) Eligible Holders may submit a nomination in accordance with this Section 7 of this Article II only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined in Section 7(c)(iii) of this Article II) of shares of the common stock of the Corporation throughout the three-year period preceding and including the date of submission of the Proxy Access Notice, and continues to own at least the Minimum Number through the date of the Annual Meeting. Two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by a single employer or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one (1) Eligible Holder if such Eligible Holder shall provide together with the Proxy Access Notice documentation reasonably satisfactory to the Corporation that demonstrates that the funds meet the criteria set forth in clauses (A), (B) or (C) of this Section 7(c)(ii) of this Article II. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 7 of this Article II, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder cease to satisfy the eligibility requirements in this Section 7 of this Article II or withdraw from a group of Eligible Holders at any time prior to the Annual Meeting, the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group.

(iii) The “Minimum Number” of shares of common stock of the Corporation means three percent (3%) of the number of outstanding shares of common stock of the Corporation as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Proxy Access Notice.

(iv) For purposes of Section 3(b) of this Article II and this Section 7 of this Article II, a Requesting Stockholder (including, for purposes of this Section 7(c)(iv) of this Article II, any beneficial owner on whose behalf the Requesting Stockholder makes a Special Meeting Request) or an Eligible Holder “owns” only those outstanding shares of the Corporation as to which the Requesting Stockholder or Eligible Holder possesses both:

(A) the full voting and investment rights pertaining to the shares; and

(B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares;

provided that the number of shares calculated in accordance with clauses (A) and (B) above shall not include any shares: (1) purchased or sold by such Requesting Holder or Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) sold short by such Requesting Stockholder or Eligible Holder, (3) borrowed by such Requesting Stockholder or Eligible Holder or any of its affiliates for any purpose or purchased by such Requesting Stockholder or Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (4) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Requesting Stockholder or Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Requesting Stockholder’s or Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Requesting Stockholder or Eligible Holder or any of its affiliates.

~~An~~A Requesting Stockholder or an Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Requesting Stockholder or Eligible Holder, as applicable, retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. ~~An~~A Requesting Stockholder’s or anEligible Holder’s ownership of shares shall be deemed to continue during any period in which the Requesting Stockholder or Eligible Holder, as applicable, has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Requesting Stockholder or Eligible Holder~~. An~~, as applicable. A Requesting Stockholder’s or an Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Requesting Stockholder or Eligible Holder, as applicable, has loaned such shares provided that the Requesting Stockholder or Eligible Holder, as applicable, has the power to recall such loaned shares on five (5) business days’ notice, promptly recalls such loaned shares upon being notified by the Corporation that any of its Nominees will be included in the Corporation’s proxy materials and continues to own such shares through the date of the Annual Meeting. The terms “owned,”

“owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares are “owned” for these purposes shall be determined by the Board of Directors.

(v) No Eligible Holder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Holder appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Proxy Access Notice.

(d) Proxy Access Notice. To nominate a Nominee, the Nominating Stockholder must, no earlier than one hundred fifty (150) calendar days and no later than one hundred twenty (120) calendar days before the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s Annual Meeting, submit to the Corporate Secretary at the principal executive office of the Corporation all of the following information and documents (collectively, the “Proxy Access Notice”); provided, however, that if (and only if) the Annual Meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date (an Annual Meeting date outside such period being referred to in these By-Laws as an “Other Meeting Date”), the Proxy Access Notice shall be given in the manner provided herein by the later of the close of business on the date that is one hundred eighty (180) days prior to such Other Meeting Date or the tenth (10th) day following the date such Other Meeting Date is first publicly announced or disclosed:

(i) A Schedule 14N (or any successor form) relating to each Nominee, completed and filed with the SEC by the Nominating Stockholder, as applicable, in accordance with SEC rules;

(ii) A written notice of the nomination of each Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member):

(A) the information, representations and agreements required by Section 6 of this Article II with respect to the nomination of directors pursuant to Section 6 of this Article II;

(B) the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(C) a representation and warranty that the Nominating Stockholder acquired the securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;

(D) a representation and warranty that each Nominee’s candidacy or, if elected, membership on the Board of Directors would not violate the Certificate of Incorporation, these By-Laws or any applicable state or federal law or the rules of any stock exchange on which the shares of common stock of the Corporation are traded;

(E) a representation and warranty that each Nominee:

(1) (x) does not have any direct or indirect relationship with the Corporation that would cause the Nominee to be considered not independent pursuant to the Corporation’s Corporate Governance Principles and (y) otherwise qualifies as independent under the rules of the primary stock exchange on which the shares of common stock of the Corporation are traded;

(2) meets the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the shares of common stock of the Corporation are traded;

(3) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); and

(4) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Nominee; and

(F) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 7(c) of this Article II and has provided evidence of ownership to the extent required by Section 7(c)(i) of this Article II;

(G) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 7(c) of this Article II through the date of the Annual Meeting;

(H) details of any position of a Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three (3) years preceding the submission of the Proxy Access Notice;

(I) the details of any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with service or action as a director of the Corporation and details of any agreement, arrangement or understanding with any person or entity as to how such Nominee would vote or act on any issue or question as a director (a “Voting Commitment”);

(J) a representation and warranty that the Nominating Stockholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv) under the Exchange Act) (or any successor rules) with respect to the Annual Meeting, other than with respect to a Nominee or any nominee of the Board of Directors;

(K) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Nominee at the Annual Meeting;

(L) if desired, a Supporting Statement; and

(M) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination; and

(iii) An executed agreement pursuant to which the Nominating Stockholder (including each group member signing on behalf of itself) agrees:

(A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(B) to file any written solicitation or other communication with the stockholders of the Corporation relating to one or more of the Corporation’s directors or director nominees or any Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(C) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or any of its Nominees with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including the Proxy Access Notice;

(D) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or any of its Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under this Section 7 of this Article II; and

(E) in the event that any information included in the Proxy Access Notice, or any other communication by the Nominating Stockholder (including with respect to any group member), with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 7(c) of this Article II, to promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) notify the Corporation and any other recipient of such communication of (1) the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission or (2) such failure; and

(iv) An executed agreement by each Nominee:

(A) to provide to the Corporation such other information and certifications, including completion of the Corporation’s director questionnaire, as it may reasonably request;

(B) at the reasonable request of the Corporate Governance Committee of the Board of Directors, to meet with the Corporate Governance Committee to discuss matters relating to the nomination of such Nominee to the Board of Directors, including the information provided by such Nominee to the Corporation in connection with his or her nomination and such Nominee’s eligibility to serve as a member of the Board of Directors;

(C) that such Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s Code of Conduct, Insider Trading Policy, Corporate Governance Principles and any other rule, regulation, policy or standard of conduct applicable to directors; and

(D) that such Nominee is not and will not become a party to (1) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the Corporation that has not been disclosed to the Corporation, (2) any Voting Commitment that has not been disclosed to the Corporation, or (3) any Voting Commitment that could limit or interfere with such Nominee’s ability to comply, if elected as a director of the Corporation, with its fiduciary duties under applicable law.

The information and documents required by this Section 7(d) of this Article II to be provided by the Nominating Stockholder shall be: (i) provided with respect to and executed by each group member, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor items) in the case of a Nominating Stockholder or group member that is an entity. The Proxy Access Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 7(d) of this Article II (other than such information and documents contemplated to be provided after the date the Proxy Access Notice is provided) have been delivered to or, if sent by mail, received by the Corporate Secretary.

(e) Exceptions.

(i) Notwithstanding anything to the contrary contained in this Section 7 of this Article II, the Corporation may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Nominating Stockholder’s Supporting Statement) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Proxy Access Notice would be timely, cure in any way any defect preventing the nomination of such Nominee, if:

(A) the Corporation receives a notice pursuant to clause (b) of the first paragraph of Section 6 of this Article II that a stockholder intends to nominate a candidate for director at the Annual Meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation;

(B) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the Annual Meeting to present the nomination submitted pursuant to this Section 7 of this Article II, the Nominating Stockholder withdraws its nomination or the Chairman of the Annual Meeting declares that such nomination was not made in accordance with the procedures prescribed by this Section 7 of this Article II and shall therefore be disregarded;

(C) the Board of Directors determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with the Certificate of Incorporation, these By-Laws or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of the primary stock exchange on which the common stock of the Corporation is traded;

(D) such Nominee was nominated for election to the Board of Directors pursuant to this Section 7of this Article II at one of the Corporation’s two (2) preceding Annual Meetings and (1) its nomination was withdrawn, (2) such Nominee became ineligible to serve as a Nominee or as a director, or (3) such Nominee received a vote of less than twenty-five percent (25%) of the shares of common stock of the Corporation entitled to vote for such Nominee;

(E) such Nominee has been, within the past three (3) years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or

(F) (1) the Nominating Stockholder fails to continue to satisfy the eligibility requirements described in Section 7(c) of this Article II, (2) any of the representations and warranties made in the Proxy Access Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), (3) such Nominee becomes unwilling or unable to serve on the Board of Directors, or (4) the Nominating Stockholder or such Nominee materially violates or breaches any of the obligations, agreements, representations or warranties of the Nominating Stockholder or such Nominee under this Section 7 of this Article II.

(ii) Notwithstanding anything to the contrary contained in this Section 7 of Article II, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Nominee included in the Proxy Access Notice, if the Board of Directors determines that:

(A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;

(B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or

(C) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation.

The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Nominee.

(f) Exclusive Method. Except for a nomination made in compliance with Section 6 of this Article II and Rule 14a-19 promulgated under the Exchange Act, this Section 7 of this Article II shall be the exclusive method for stockholders to include nominees for election to the Board of Directors in the Corporation’s proxy materials.

Section 8. Adjournments.

Any meeting of the stockholders may be adjourned from time to time, to reconvene at the same or some other place or solely by means of remote communications, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are: (a) announced at the meeting at which the adjournment is taken; or (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 4 of this Article II shall be given to each stockholder of record entitled to notice of and to vote at the meeting.

Section 9. Quorum.

Unless otherwise required by law, the Certificate of Incorporation, these By-Laws or any rule of any stock exchange on which the Corporation's shares are listed and traded, the holders of a majority of the Corporation's capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of such meeting shall have power to adjourn the meeting from time to time, in the manner provided in Section 8 of this Article II, until a quorum shall be present or represented.

Section 10. Voting.

Unless otherwise required by law, the Certificate of Incorporation, these By-Laws, or any rules of any stock exchange on which the Corporation's shares are listed and traded, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority of the total number of shares of the Corporation's capital stock represented at the meeting and entitled to vote on such question, voting as a single class. Unless otherwise provided in the Certificate of Incorporation and subject to Section 14(a) of this Article II, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 11 of this Article II. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer's discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 11. Proxies.

Each stockholder entitled to vote at a meeting of the stockholders or, as provided herein, to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 12. Consent of Stockholders in Lieu of Meeting.

Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual Meeting or Special Meeting of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 12 of this Article II to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 12 of this Article II, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above in this Section 12 of this Article II.

Section 13. List of Stockholders Entitled to Vote.

The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 14. Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 14 of this Article II at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 15. Stock Ledger.

The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 13 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

Section 16. Conduct of Meetings.

The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

Section 17. Inspectors of Election.

In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman of the Board of Directors, the Chief Executive Officer or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

ARTICLE III

DIRECTORS

Section 1. Election of Directors.

Each director shall be elected at each annual meeting of stockholders for a term expiring at the next annual meeting of stockholders. Except as provided in the Certificate of Incorporation and in Section 2 of this Article III, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided, however, that the directors shall be elected by the vote of a plurality of votes cast in connection with the election of directors at any meeting of stockholders with respect to which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the requirements for stockholder nominees for director set forth in Article II, Section 6 of these By-Laws or set forth in Article II, Section 8 of these By-Laws, and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a nominee’s election must exceed the votes cast “against” such nominee’s election.

If a nominee for director is not elected and the nominee is an incumbent director, the director shall promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. The Corporate Governance Committee of the Board of Directors will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Corporate Governance Committee’s recommendation, and publicly disclose (by press release, a filing with the SEC, or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Corporate Governance Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation or in any deliberations related thereto.

If a director’s resignation is accepted by the Board of Directors pursuant to this By-Law, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill the resulting vacancy pursuant to the provisions of Article III, Section 2 of these By-Laws or may decrease the size of the Board of Directors pursuant to the provisions of Article Fifth, Section B of the Certificate of Incorporation. If a director’s resignation is not accepted by the Board of Directors pursuant to this By-Law, such director will continue to serve until such director’s successor shall have been duly elected and qualified or his or her earlier resignation or removal.

Section 2. Vacancies.

Subject to the provisions of the Certificate of Incorporation and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Section 3. Duties and Powers.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

Section 4. Chairman of the Board of Directors.

The Chairman of the Board of Directors shall be appointed by the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board of Directors.

Section 5. Lead Independent Director.

The Lead Independent Director shall be appointed by the Board of Directors. The Lead Independent Director shall consult with the Chairman of the Board of Directors regarding the agenda for meetings of the Board of Directors, schedule and prepare agendas for meetings of independent directors, preside over meetings of independent directors and executive sessions of meetings of the Board of Directors in which management directors are excluded. The Lead Independent Director shall act as principal liaison between independent directors and the Chairman of the Board of Directors on sensitive issues and raise issues with management on behalf of the independent directors when appropriate. The Lead Independent Director shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board of Directors.

Section 6. Meetings.

The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the Chief Executive Officer, or by a majority of the directors then serving on the Board of Directors. Special meetings of any committee of the Board of Directors may be called by the chairman of such committee, if there be one, the Chief Executive Officer, or any director serving on such committee. Notice thereof stating the place, date and time of the meeting shall be given to each director (or, in the case of a committee, to each member of such committee) by whom it is not waived either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or electronic means on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 7. Organization.

At each meeting of the Board of Directors or any committee thereof, the Chairman of the Board of Directors or the chairman of such committee, as the case may be, or, in his or her absence or if there be none, a director chosen by a majority of the directors present, shall act as chairman. Except as provided below, the Corporate Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the Corporate Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Corporate Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Corporate Secretary and all the Assistant Corporate Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the Corporate Secretary or any Assistant Corporate Secretary of the Corporation may, but need not if such committee so elects, serve in such capacity.

Section 8. Resignations and Removals of Directors.

Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board of Directors, if there be one, the Chief Executive Officer, the President or the Corporate Secretary of the Corporation and, in the case of a committee, to the chairman of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as provided in the Certificate of Incorporation and as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, with or without cause, at a duly called meeting of stockholders at which a quorum is present and only by the affirmative vote of at least a majority of the votes entitled to be cast thereon by holders of the then outstanding capital stock of the Corporation. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

Section 9. Quorum.

Except as otherwise required by law, or the Certificate of Incorporation or the rules and regulations of any securities exchange or quotation system on which the Corporation's securities are listed or quoted for trading, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 10. Actions of the Board by Written Consent.

Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 11. Meetings by Means of Conference Telephone.

Unless otherwise provided in the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 11 of this Article III shall constitute presence in person at such meeting.

Section 12. Committees.

The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article III, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these By-Laws and, to the extent that there is any inconsistency between these By-Laws and any such resolution or charter, the terms of such resolution or charter shall be controlling.

Section 13. Compensation.

The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.

article iv

OFFICERS

Section 1. General.

Subject to the provisions of the Certificate of Incorporation, the officers of the Corporation shall be chosen by the Board of Directors and shall be the Chief Executive Officer, the President, a Corporate Secretary and a Treasurer. The Board of Directors shall designate one independent director to serve as lead independent director (the “Lead Independent Director”). The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors (who must be a director), and, subject to the provisions of the Certificate of Incorporation, one or more Vice Presidents, Assistant Corporate Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2. Election.

The Board of Directors, at its first meeting held after each Annual Meeting (or action by written consent of stockholders in lieu of the Annual Meeting if permitted by the Certificate of Incorporation), shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer's successor is elected and qualified, or until such officer's earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3. Voting Securities Owned by the Corporation.

Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Chief Executive Officer.

The Chief Executive Officer shall, subject to the control of the Board of Directors and the Chairman of the Board of Directors, if there be one, have general supervision of the business and affairs of the Corporation and of its several officers and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have the power to execute, by and on behalf of the Corporation, all deeds, bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and, provided that the Chief Executive Officer is also a director, at all meetings of the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these By-Laws or by the Board of Directors.

Section 5. President.

The President shall, subject to the control of the Board of Directors, the Chairman of the Board of Directors, if there be one, and the Chief Executive Officer, have general supervision of the business and affairs of the Corporation. The President shall have the power to execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the Chief Executive Officer. In general, the President shall perform all duties incident to the office of President and such other duties as may from time to time be assigned to the President by these By-Laws and the Board of Directors, the Chairman of the Board of Directors, if there be one, or the Chief Executive Officer. In the absence or disability of the Chairman of the Board of Directors and the Chief Executive Officer, the President shall preside at all meetings of the stockholders and, provided the President is also a director, at all meetings of the Board of Directors. In the event of the inability or refusal of the Chief Executive Officer to act, the Board of Directors may designate the President to perform the duties of the Chief Executive Officer, and, when so acting, the President shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

Section 6. Vice Presidents.

At the request of the Chief Executive Officer or the President or in the President's absence or in the event of the President's inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President, or the Vice Presidents if there are more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President from time to time may prescribe. If there be no Chairman of the Board of Directors, no Chief Executive Officer and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7. Corporate Secretary.

The Corporate Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Corporate Secretary shall also perform like duties for committees of the Board of Directors when required. The Corporate Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President, under whose supervision the Corporate Secretary shall be. If the Corporate Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Corporate Secretary, then either the Board of Directors, the Chief Executive Officer or the President may choose another officer to cause such notice to be given. The Corporate Secretary shall have custody of the seal of the Corporation and the Corporate Secretary or any Assistant Corporate Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Corporate Secretary or by the signature of any such Assistant Corporate Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer's signature. The Corporate Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 8. Treasurer.

The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

Section 9. Assistant Corporate Secretaries.

Assistant Corporate Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Corporate Secretary, and in the absence of the Corporate Secretary or in the event of the Corporate Secretary's inability or refusal to act, shall perform the duties of the Corporate Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Corporate Secretary.

Section 10. Assistant Treasurers.

Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer's possession or under the Assistant Treasurer's control belonging to the Corporation.

Section 11. Other Officers.

Subject to the provisions of the Certificate of Incorporation, such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 12. Duties of Officers.

In addition to the duties specifically enumerated in these By-Laws, all officers and assistant officers of the Corporation shall perform such other duties as may be assigned to them from time to time by the

Board of Directors or by their superior officers. The Board of Directors may change the powers or duties of any officer or assistant officer or delegate the same to any other officer, assistant officer or person.

ARTICLE V

STOCK

Section 1. Shares of Stock.

The shares of capital stock of the Corporation shall be represented by certificates, unless and until the Board of Directors adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the Corporation signed by, or in the name of the Corporation by, (a) the Chairman of the Board of Directors, the President or any Vice President, and (b) the Treasurer, any Assistant Treasurer, the Corporate Secretary or any Assistant Corporate Secretary, certifying the number of shares owned by such stockholder in the Corporation.

Section 2. Lost Certificates.

The Board of Directors may direct a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

Section 3. Transfers.

Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person's attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Corporate Secretary or Assistant Corporate Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 4. Signatures.

Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 5. Dividend Record Date.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6. Record Owners.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7. Transfer and Registry Agents.

The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

aRTICLE VI

NOTICES

Section 1. Notices.

Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these By-Laws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices by the Corporation in accordance with such consent and (ii) such inability becomes known to the Corporate Secretary or Assistant Corporate Secretary of the Corporation or to the

transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. Notice to directors or committee members may be given personally or by telegram, telex, cable or by means of electronic transmission.

Section 2. Waivers of Notice.

Whenever any notice is required by applicable law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual Meeting or Special Meeting or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends.

Subject to the requirements of the GCL and the provisions of the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 8 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation's capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements.

All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. Corporate Seal.

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 5. Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any office or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

ARTICLE VIII

INDEMNIFICATION

Section 1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.

Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.

Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Authorization of Indemnification.

Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4. Good Faith Defined.

For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 of this Article VIII shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.

Section 5. Indemnification by a Court.

Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 of this Article VIII shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6. Expenses Payable in Advance.

Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 7. Nonexclusivity of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the GCL, or otherwise.

Section 8. Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

Section 9. Certain Definitions.

For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 10. Survival of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11. Limitation on Indemnification.

Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 12. Indemnification of Employees and Agents.

The Corporation may, to the extent authorized from time to time by the Board of Directors and subject to the Certificate of Incorporation and any agreement between the Corporation and any officer or director of the Corporation, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

ARTICLE IX

AMENDMENTS

Section 1. Amendments.

These By-Laws may be amended, altered or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such amendment, alteration or repeal, or adoption of new By-Laws, be contained in the notice of such meeting of the stockholders or Board of Directors, as the case may be. Any such amendment, alteration, repeal or adoption must be approved by sixty-six and two third percent (66 2/3%) of the entire Board of Directors then in office or the affirmative vote of at least eighty percent (80%) of the votes entitled to be cast thereon by the holders of the then outstanding capital stock of the Corporation.

Section 2. Entire Board of Directors.

As used in this Article IX and in these By-Laws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

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Originally adopted as of: March 31, 2010

Last Amended as of: ~~March 1~~February 20, ~~2023~~2026